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                                FIRST AMENDMENT

     This First Amendment pertains to the License Agreement "Cardiac Electrical Imaging" effective September 29, 1993, and amended December 13, 1993, by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY and CAMBRIDGE HEART, INC. (hereinafter LICENSEE).

     WHEREAS, LICENSEE has invested more than $275,000 toward the commercialization of products based on the patents licensed in the above referenced License Agreement, completed a working prototype in October 1997, and started a clinical study in January 1998, but due to placing a priority on developing products related to assessing mydocardial electrical stability, such products also based on patents licensed to LICENSEE by M.I.T. in another license agreement, the parties hereby agree to modify the above referenced License Agreement by deleting paragraph 3.2(d) and 3.3 in their entirety and substituting therefor the following:

     3.2(d) LICENSEE and/or SUBLICENSEE shall have developed a working commercial prototype of a LICENSED PRODUCT and, if needed for commercial sale, shall have filed an application for premarket FDA approval before six
     (6) years after the EFFECTIVE DATE of this License Agreement.

     3.3 LICENSEE and/or SUBLICENSEE shall make commercial sales of LICENSED PRODUCTS or LICENSED PROCESSEE at least according to the following schedule:

               2000                             $  100,000
               2001                             $  500,000
               2002 and each year thereafter    $1,000,000

     WHEREAS, both LICENSEE and the M.I.T. Technology Licensing Office have changed addresses, the parties agree to modify the above referenced License Agreement by deleting Article 14 in its entirety, and substituting therefor the following:

     Any payment, notice, or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing it shall designate by written notice given to the other party:

           In the case of M.I.T.:

           Director
           Technology Licensing Office
           Room NE25-230
           Massachusetts Institute of Technology
           77 Massachusetts Avenue
           Cambridge, MA  02139

           In the case of LICENSEE:

           President & C.E.O.
           Cambridge Heart, Inc.
           1 Oak Park Drive
           Bedford, MA  01730

     All other terms and conditions of the above referenced License Agreement remain unchanged and in full force and effect.

MASSACHUSETTS INSTITUTE OF             CAMBRIDGE HEART, INC.
TECHNOLOGY

By:       /s/ Lori Pressman            By:     /s/ Robert B. Palardy
-------------------------------------  --------------------------------
Name:     Lori Pressman                Name:   Robert B. Palardy
-------------------------------------  --------------------------------
Title:    Assistant Director           Title:  Vice President, Finance/
          Technology Licensing Office          Administration & CFO
-------------------------------------  --------------------------------
Date:     May 21, 1998                 Date:   March 30, 1998
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